                               SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.__________)

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / /  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /X/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Atchison Casting Corporation
-------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/   No fee required.
     / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

     (1) Title of each class of securities to which transaction applies:
     --------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (Set forth the amount on which the filing fee is calculated and state how it was determined):
     --------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     --------------------------------------------------------------------------
     (5) Total fee paid:
     --------------------------------------------------------------------------


     / / Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     --------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     --------------------------------------------------------------------------
     (3) Filing Party:
     --------------------------------------------------------------------------
     (4) Date Filed:
     --------------------------------------------------------------------------

                                        [LOGO]

                             ATCHISON CASTING CORPORATION


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD NOVEMBER 21, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of Atchison Casting Corporation (the "Company") will be held at the offices of the Company, 400 South Fourth Street, Atchison, Kansas, on the 21st day of November 1997, at 11:00 a.m. (Central Time) for the following purposes:

     1.   To elect one Class I Director to serve for a term of three years.

     2. To approve the Amended and Restated Atchison Casting 1993 Incentive Stock Plan, a copy of which is attached as Exhibit A to the accompanying Proxy Statement.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 15, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

     PLEASE RETURN YOUR PROXY - THANKS!

                                   By Order of the Board of Directors,


                                   HUGH H. AIKEN
                                   CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER
Atchison, Kansas
September 26, 1997

P.S. -    I look forward to seeing you at the meeting.  We will give you a tour of the foundry when it is over. If you would like transportation from and to the Kansas City airport, let me or Jeff Brentano know your flight information, and we will have you picked up and taken back. It is a 40 minute ride.

                             ATCHISON CASTING CORPORATION
                               400 South Fourth Street
                             Atchison, Kansas 66002-0188
                                    (913) 367-2121

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD NOVEMBER 21, 1997

                                 GENERAL INFORMATION

     This proxy statement is being furnished on or about September 26, 1997, in connection with the solicitation of proxies by the Board of Directors of Atchison Casting Corporation, a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices, 400 South Fourth Street, Atchison, Kansas, at 11:00 a.m. (Central Time) on Friday, November 21, 1997, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, proxies are being solicited by the Company's Board of Directors. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

     The enclosed proxy may be revoked at any time before it is voted by (i) so notifying the Secretary of the Company, (ii) exercising a proxy of a later date and delivering such later proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by the use of the mails; however, certain officers and employees of the Company may also solicit by telephone, telegram or personal interview. Such expense may also include ordinary charges and expenses of brokerage firms and others, for forwarding soliciting material to beneficial owners.

     On September 15, 1997, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 8,148,808 shares of common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the record holder to one vote.

                                ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. At the meeting one Class I director is to be elected. The proxies named in the accompanying proxy intend to vote for the election of Hugh H. Aiken. In the event Mr. Aiken should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The nominee for election as Class I director who receives the greatest number of votes cast for election of the director at the meeting, a quorum being present, shall be elected director of the Company. Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for the nominee will result in the nominee receiving fewer votes.

INFORMATION CONCERNING NOMINEE

     The following table sets forth information with respect to the nominee to the Board of Directors.

CLASS I - TERM EXPIRING 2000
                                        PRINCIPAL OCCUPATION AND
NAME           AGE                    FIVE-YEAR EMPLOYMENT HISTORY
----           ---  -----------------------------------------------------------

Hugh H. Aiken   53  Chairman of the Board, President, Chief Executive Officer
                    and Director since June 1991.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

     The following table sets forth information with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified.



CLASS II - TERM EXPIRING 1998

                                        PRINCIPAL OCCUPATION AND
NAME                AGE               FIVE-YEAR EMPLOYMENT HISTORY
----                ---  ------------------------------------------------------

David L. Belluck     35  Director since June 1991.  Since 1989, Mr. Belluck has been a Vice President of Riverside Partners, Inc., an investment firm located in Boston, Massachusetts.
                         Mr. Belluck is a member of the Compensation Committee of the Company's Board of Directors.

John O. Whitney      69  Director since June 1994.  Since 1986, Mr. Whitney has been Professor and Director, Deming Center for Quality
                         Management at Columbia Business School. Mr. Whitney has also written a number of books and articles on management and business strategy, and lectures on those subjects in the United
                         States and abroad. Mr. Whitney previously served as President and Director of the Pathmark Division of Supermarkets General Corporation engaged in food distribution and retailing. Mr. Whitney currently serves as a director of Church & Dwight Co., Inc. and The Turner Corporation. Mr. Whitney is a member of the Audit Committee of the Company's Board of Directors.

CLASS III - TERM EXPIRING 1999
                                       PRINCIPAL OCCUPATION AND
NAME           AGE                   FIVE-YEAR EMPLOYMENT HISTORY
----           ---       ------------------------------------------------------

Stuart Z. Uram  63       Director since August 1997.  Since January 1997, Dr.
                         Uram has been a Senior Consultant to Carpenter
                         Technology Inc., of Reading, Pennsylvania. Dr. Uram served as the President of Certech, Inc., from 1970 to 1997, a producer of ceramic cores for the investment casting industry as well as injection molded ceramics for a variety of industries. Dr. Uram founded Certech, Inc. in 1970 and sold the company to Carpenter
                         Technology Inc. in 1995.  Dr. Uram holds a Doctor of
                         Science, Master of Science and Bachelor of Science degree from Massachusetts Institute of Technology in Metallurgy. Dr. Uram is a member of the Compensation
                         Committee of the Company's Board of Directors.

Ray H. Witt     69       Director since August 1993.  Since 1957, Mr. Witt has
                         been the Chairman of the Board and majority owner of CMI International, Inc., which operates eight foundries in North America. Mr. Witt was President of the
                         American Foundryman's Society from 1992 to 1993.
                         Mr. Witt is a member of the Audit Committee of the Company's Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors consist of an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Messrs. Whitney and Witt. The Audit Committee annually makes recommendations to the Board regarding the appointment of independent auditors of the Company and reviews the scope of audits.

     The Compensation Committee consists of Mr. Belluck and Dr. Uram (formerly Mr. Paul C. Craig who resigned from the Board in August 1997). The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company and reviews and approves the procedures for administering employee benefit plans of all types.

     During the 1997 fiscal year, the Board of Directors met five times, the Audit Committee met one time and the Compensation Committee met four times. All Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

COMPENSATION OF DIRECTORS

     Non-employee directors receive a fixed fee of $8,000 each year and $2,000 for each quarterly meeting of the Board of Directors attended, all or part of which may be paid in cash or Common Stock at their election. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Upon their initial election, each non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to its fair market value on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors during fiscal 1997 was composed of David L. Belluck and Paul C. Craig, who was replaced by Stuart Z. Uram after Mr. Craig resigned from the Board in August 1997.

     Paul C. Craig is President of Riverside Partners, Inc., and David L. Belluck is Vice President of Riverside Partners, Inc. Riverside Partners was paid a finder's fee of $79,500 in February 1997 in connection with the acquisition of Jahn Foundry Corp.

     During the fiscal year ended June 30, 1997, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company is responsible for reviewing and approving policies, practices and procedures relating to executive compensation and the establishment and administration of employee benefit plans. The overall goal of the Compensation Committee is to attract and retain strong management and to base incentive compensation on both individual performance and the overall Company success. The key elements of the Company's executive compensation package are base salary, annual bonuses, and long-term incentives. Each of those elements are discussed below.

     The Company's executive officers are compensated with base salary and annual bonuses, as well as incentive stock options, restricted subsidiary stock and by the Company's normal fringe benefits.

     The base salary of each executive officer, other than the chief executive officer ("CEO"), is determined by a subjective process of negotiation and evaluation of performance involving the officer, the CEO and the Compensation Committee. The base salary of the CEO was originally determined by negotiation between the CEO and the major stockholders of the Company in February 1991, resulting in a five-year employment contract between the Company and the CEO.
At the time of the Company's initial public offering of its Common Stock (October 1993), this employment contract was extended by two years, changing its expiration date from June 1996 to June 1998. The CEO's employment contract allows for annual increases.

     During the second fiscal quarter of 1996, the CEO voluntarily reduced his salary from $200,000 per year to $146,000 per year for the remainder of fiscal year 1996 because the Company missed its internal earnings targets during the first half of fiscal year 1996. His salary was restored to $200,000 at the beginning of fiscal 1997 and was increased to $243,000 in July 1997 to reflect the Company's continued growth in sales and the improvement in gross profit.

     The annual bonus for executive officers for fiscal 1997 (and for the prior two years) was based on earnings before interest, taxes and amortization of intangibles, or "EBITA." Targets are set by the Board of Directors for the
fiscal year EBITA of each executive's subsidiary or operating group.   In the
case of the CEO and the chief financial officer, the target was based on consolidated earnings for the entire Company. The amount of bonus which was to be earned if EBITA reached 100% of target was also set by the Board (or by contract in the case of the CEO), and was approximately 100% of base salary for the CEO and 25% to 331/3% of base salary for other officers. If the target is reached, the officer receives 100% of his annual bonus. For any percentage of actual EBITA above the target, the amount of the calculated bonus at 100% of the target is increased by the same percentage. A minimum level of EBITA is also set, below which no bonus is paid. At EBITA above the minimum threshold the bonus is pro-rated based on the relation of actual EBITA to the target and the minimum threshold. During fiscal 1997, bonuses to executive officers ranged from 6% to 147% of the amount of their bonus set by the Board.

     Incentive stock options are granted by the Company to eligible employees under the Company's 1993 Incentive Stock Plan. The number of options granted is determined by the Compensation Committee after considering subjective criteria such as the employee's performance, the employee's value to the Company and the use of options at other companies.

     Restricted stock of subsidiaries of the Company for up to 10% of the capital stock of some subsidiaries is made available to key managers of such subsidiaries, and vests in equal annual installments over five years from the date of awarding such stock. To participate in this plan, a manager must purchase stock in the subsidiary.

    This report has been issued over the names of each member of the Compensation Committee, David L. Belluck and Stuart Z. Uram


                                EXECUTIVE COMPENSATION

    The table below sets forth information concerning the annual and long-term compensation paid to the Chief Executive Officer and the four other most highly paid executive officers whose compensation exceeded $100,000 during the last fiscal year.

                              SUMMARY COMPENSATION TABLE


                                                                               LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------

                                                      ANNUAL COMPENSATION      SECURITIES
                                                 ----------------------------  UNDERLYING
                                                                               OPTIONS/          ALL OTHER
NAME AND                                                                       SARS(#)        COMPENSATION($)
PRINCIPAL POSITION                     YEAR      SALARY($)      BONUS($)       -------        ---------------
------------------                     ----      ---------      --------
Hugh H. Aiken . . . . .                1997      $  205,878     $  155,778     20,000         $  8,960(1)
 Chairman of the                       1996      $  164,667     $  200,000     20,000         $  5,310
 Board, President and                  1995      $  192,222     $  200,000      None          $  8,331
 Chief Executive
 Officer


John R. Kujawa. . . . .                1997      $  120,566     $  33,790       2,000         $  7,200(2)
 Group Vice President                  1996      $  105,000     $  26,250       3,000         $  6,300
                                       1995      $  105,000     $  27,129       None          $  6,228


Donald J. Marlborough                  1997      $  113,545     $  41,827       None           None
 Group Vice President                  1996      $  100,000     $  25,000      10,000          None
                                       1995      $   58,333     $  14,550      10,000          None


James Stott . . . . . .                1997      $  128,405     $  31,250       5,000          None
 Group Vice President                  1996      $  111,691     $  82,612       None           None
                                       1995      $  100,777(3)  $  93,599(3)   10,000          None


Edward J. Crowley . . .                1997      $  100,000     $  38,800       None          $  8,405(5)
 Vice President                        1996      $  100,000     $  40,091       None          $  6,502
                                       1995      $  130,769(4)  $  79,472(4)    None          $ 11,656



-------------------
(1) Consists solely of Company contributions to the Company's 401(k) savings plan for the benefit of Mr. Aiken.

(2) Consists solely of Company contributions to the Company's 401(k) savings plan for the benefit of Mr. Kujawa.

(3) Mr. Stott became an executive officer of the Company subsequent to the Company's acquisition of Kramer International, Inc. ("Kramer") in January 1995. Accordingly, only $53,327 and $18,200 of the salary and bonus reported above for 1995 was paid by the Company.

(4) Mr. Crowley became an executive officer of the Company subsequent to the Company's acquisition of Empire Steel Castings, Inc. ("Empire") in February 1995. Accordingly, only $44,231 and $15,970 of the salary and bonus reported above for 1995 was paid by the Company.

(5) Consists solely of contributions to a 401(k) plan for the benefit of Mr. Crowley.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                            FOR OPTION TERM
                            --------------------------------------------------------     ---------------------------

                            NUMBER OF      % OF TOTAL
                           SECURITIES     OPTIONS/SARS
                            UNDERLYING     GRANTED TO      EXERCISE OR
                           OPTIONS/SARS   EMPLOYEES IN         BASE       EXPIRATION
 NAME                      GRANTED(#)(1)   FISCAL YEAR     PRICE ($/SH)      DATE         5%($)          10%($)
 ----                      ------------   ------------     ------------   ----------      -----          ------
 Hugh H. Aiken . . . .           20,000          59.6%     $15.75         6/30/06         $198,102       $502,032

 John R. Kujawa. . . .            2,000           6.0%     $16.875        6/05/07         $ 21,225       $ 53,789

 Donald J. Marlborough             None

 James Stott . . . . .            5,000          14.9%     $18.625        1/05/07         $ 58,566       $148,418

 Edward J. Crowley . .             None


--------------------

 (1) All options are rights to buy Common Stock of the Company. The options granted to Mr. Aiken, Mr. Kujawa and Mr. Stott are subject to a three-year vesting schedule commencing July 1, 1996, June 6, 1997 and January 6, 1997, respectively, with one-third of the grant vesting on each of the three anniversaries from the grant date.

                       AGGREGATED OPTION/SAR EXERCISES IN LAST
                       FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                       NUMBER OF
                                                       SECURITIES                     VALUE OF
                                                       UNDERLYING                    UNEXERCISED
                                                       UNEXERCISED                   IN-THE-MONEY
                                                     OPTIONS/SARS AT                OPTIONS/SARS AT
                                                         FY-END(#)                      FY-END($)
 NAME                                            EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
 ----                                            -------------------------     --------------------------
 Hugh H. Aiken . . . . . . . . . . . .                 26,667/33,333                $81,668/$50,833

 John R. Kujawa. . . . . . . . . . . .                  5,000/4,000                 $15,500/$5,000

 Donald J. Marlborough . . . . . . . .                 10,000/10,000                $25,000/$31,250

 James Stott . . . . . . . . . . . . .                  6,667/8,333                 $12,501/$6,249

 Edward J. Crowley . . . . . . . . . .                      0/0                           0/0


EMPLOYMENT CONTRACTS

    The Company has entered into an employment agreement with Mr. Aiken that expires in June 1998. At the discretion of the Board of Directors, the minimum annual compensation may be increased during the term of this agreement. As of June 30, 1997, the minimum annual compensation payable to Mr. Aiken pursuant to this agreement was $243,000. This agreement provides for a severance payment in the amount of one year of base salary in the event of his death or disability and up to three years of base salary in the event he is terminated other than for cause, disability or death. This agreement also prohibits Mr. Aiken from competing with the Company for a period of two years following the termination of his employment with the Company. Mr. Aiken was granted a deferred compensation plan in fiscal 1996. In May 1997, Mr. Aiken voluntarily cancelled the deferred compensation plan, following the secondary offering of Riverside Partners' shares.

    The Company and Empire have entered into an employment agreement with Edward J. Crowley, Vice President-Empire, that expires on January 31, 2000. The agreement provides for a minimum annual compensation of $100,000, which may be increased at the discretion of the board of directors of Empire.

PENSION BENEFITS

    The Company maintains a qualified defined benefit pension plan, the Salaried Employees Retirement Plan of Atchison Casting Corporation (the "Retirement Plan"), of which Mr. Aiken and Mr. Kujawa are participants. The estimated annual benefits payable under the Retirement Plan payable upon retirement at various years of credited service and at different levels of remuneration are as follows:

 REMUNERATION                YEARS OF CREDITED SERVICE AT RETIREMENT
 ------------        -----------------------------------------------
                        15         20         25         30        35
 $  50,000           $16,869    $17,506    $18,142    $18,778    $19,414
    75,000            26,870     28,131     29,392     30,653     31,914
   100,000            36,870     38,756     40,642     42,528     44,414
   125,000            46,870     49,381     51,892     54,403     56,914
   150,000(1)         56,870     60,006     63,142     66,278     69,414

----------------

(1) Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the Omnibus Budget Reconciliation Act of 1993 limit the amount of compensation that can be considered in computing benefits under a qualified defined benefit pension plan. For 1997, the maximum amount of compensation allowed for use in calculating an individual's pension benefits is $160,000. This limit may be raised in the future by annual cost-of-living adjustments determined by the U.S. Secretary of the Treasury.

    The remuneration covered by the Retirement Plan is the average of the highest five consecutive years during all years of service prior to eligibility to receive benefits under the Retirement Plan of total cash remuneration, including salary and bonus (both as reported in the Summary Compensation Table) paid or accrued and payable in the year following accrual. As of the end of fiscal 1997, Mr. Aiken and Mr. Kujawa each had eight years of service credited under the Retirement Plan. Benefits shown are computed as life-only annuities beginning at age 65 and are not reduced for Social Security benefits.

    Empire sponsors a defined benefit pension plan for salaried employees, of which Mr. Crowley is a participant. The plan was amended to cease further benefit accruals effective July 15, 1991. The monthly plan benefit is equal to 35% of average monthly compensation. For a participant with less than 20 years of benefit accrual service, the benefit is reduced by multiplying it by a fraction, the numerator of which is the actual years of benefit accrual service and the denominator of which is 20. Years of service and compensation earned after July 15, 1991 are not credited for purposes of benefit accrual under the plan. Mr. Crowley is 100% vested in his plan benefit and is credited with 6 years of benefit accrual service. Mr. Crowley's annual plan benefit at age 65 will be approximately $11,856, payable for life.

                               PROPOSAL TO APPROVE THE
                        AMENDED AND RESTATED ATCHISON CASTING
                              1993 INCENTIVE STOCK PLAN

    The Board of Directors of Atchison Casting Corporation (the "Company") approved amendments to the Atchison Casting 1993 Incentive Stock Plan (the "Plan"), which, subject to approval by the Company's stockholders, amended and restated the Plan to (i) increase by 400,000 the number of shares available for grant under the Plan; and (ii) include technical changes to conform the Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

    Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to the chief executive officer and the four other highest paid employees of the Company, including compensation relating to incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and performance units (collectively, the "Benefits"). However, such compensation is not subject to the deduction limit if certain limitations approved by stockholders are applied to the Benefits granted to executives. In order to maximize the deductibility of compensation relating to the Benefits awarded to executive officers under the Plan, the Company is requesting its stockholders approve the amendments to the Plan at the 1997 Annual Meeting.

    The text of the Plan is set forth in Exhibit A to this Proxy Statement.
The following is intended to be a summary of the Plan's principal terms as amended and does not purport to be a complete statement of its terms. The following is subject to and qualified in its entirety by reference to Exhibit A.

SUMMARY OF THE PLAN

    The purpose of the Plan is to attract and retain outstanding individuals as executive officers and other key employees of the Company and its subsidiaries and to furnish incentives to such persons by providing them the opportunity to acquire shares of Common Stock or receive monetary payments based on the value of such shares or on the financial performance of the Company, or both, on advantageous terms. Currently, there are six executive officers and 74 key employees participating in the Plan. The Plan is designed to permit the Company to provide several different forms of benefits to meet competitive conditions and address the particular circumstances of the individual who may be eligible to receive Benefits under the Plan. To accomplish these objectives, the Plan authorizes the grant of Benefits. No more than 20,000 shares of Common Stock may be granted or awarded in the form of any Benefits in any one calender year to any one person.

    The aggregate number of shares of Common Stock reserved for issuance pursuant to the Plan is equal to 700,000. In the event of an exercise of a stock appreciation right, the number of shares reserved for issuance pursuant to the Plan will be reduced by the number of shares covered by the option or portion thereof which is surrendered in connection with the exercise of the stock appreciation right related to such option. The number of shares reserved for issuance pursuant to the Plan will also be reduced by the largest whole number of shares obtained by dividing the monetary value of performance units granted at the commencement of a performance period by the fair market value of the shares of Common Stock at such time. To the extent that any Benefits under the Plan lapse, expire, are terminated or canceled, any shares reserved for such Benefits will again be available under the Plan.

    The Plan will be administered by a committee (the "Committee") of at least two persons, which shall be either the Compensation Committee of the Board of Directors or such other committee comprised entirely of persons who qualify as "non-employee directors" (as defined in Rule 16b-3 of the Securities and Exchange Commission) and "outside directors" (as defined in Treasury regulations promulgated under Section 162(m) of the Code) as the Board of Directors may from time to time designate. The Committee has authority to establish specific terms relative to awards granted pursuant to the Plan, including but not limited to, vesting requirements, period of exercise after termination of employment, and limitations on exercise.

    The exercise price for any incentive stock options will be at least one hundred percent (100%) of the fair market value of the shares of Common Stock at the time the option is granted. The exercise price for any non-qualified stock options will be at least eighty-five percent (85%) of the fair market value of the shares of Common Stock at the time the option is granted. The Committee may provide for payment of the exercise price in installment purchases, by delivery of other shares of Common Stock having a market value equal to the exercise price, or by any other method permitted by the Committee, including an exercise notice accompanied by a copy of irrevocable instructions of a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The period of any option will be determined by the Committee, but the term of options may not be any longer than ten years from the date of grant.

    A stock appreciation right, if granted, may permit the holder of an option to elect to surrender the option or any portion thereof which is exercisable and receive in exchange therefor, cash equal to the excess of the fair market value on the date of such election over the exercise price of the shares covered by the option which is surrendered in whole or in part. The Committee may, in its discretion, satisfy a participant's right to receive such cash, in whole or in part, by the right to receive shares of Common Stock valued as of the date of the participant's election. Stock appreciation rights may be granted to the holder of any stock option granted pursuant to the Plan as a separate right. It is not currently expected that stock appreciation rights will be granted under the Plan.

    Restricted stock awards consist of shares of Common Stock awarded to participants without any payment for such awards, as additional compensation for their services to the Company or one of its subsidiaries. Restricted stock awards will be subject to such terms and conditions as the Committee deems appropriate, including restrictions on the sale or other disposition of the shares and rights of the Company to reacquire such shares upon termination of a participant's employment within periods specified in the agreement relating to such an award.

    The Plan also permits the grant of performance units having monetary value which may be earned in whole or in part, over a period of not more than five years, if the Company achieves certain performance goals established by the Committee. Payment of an award earned may be in cash, shares of Common Stock or a combination of both, and may be made when earned, or vested and deferred.

    The closing price per share of the Company's Common Stock as reported on the NYSE on September 15, 1997 was $20.25.

    The Plan provides that, upon a Change in Control (as defined in the Plan), all Benefits will be deemed to have been fully vested or earned.

    The Plan is not a qualified plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

--------------------------------------------------------------------------------
                           Benefits Under the Plan to Date
                           -------------------------------

    Name and Position                                        Incentive Stock
    -----------------                                        Options Received
                                                             ----------------
    Hugh H. Aiken, CEO....................................       80,000
    John R. Kujawa, Group Vice President..................        9,000
    Donald J. Marlborough, Group Vice President...........       20,000
    James Scott, Group Vice President.....................       15,000
    Edward J. Crowley, Vice President.....................         0
    Executive Officers as a group.........................      136,000
    Employees as a group (excluding Executive Officers)...      109,166
--------------------------------------------------------------------------------

FEDERAL TAX ASPECTS

    Under the Plan, the Committee may grant options which qualify as "incentive stock options" ("ISO") as defined in Section 422 of the Code. Under Code
Section 422, the grantee of an ISO will not realize taxable income by reason of the grant or the exercise of an ISO. If an optionee exercises an ISO and retains the acquired shares for at least one year after the date of transfer and for at least two years after the date of grant, any gain realized upon disposition will be taxable to the grantee as mid-term capital gain (or, if held more than eighteen months after the exercise date, as long-term capital gain), and the Company will not be entitled to any tax deduction. However, if the grantee does not satisfy the applicable holding periods, the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the price received upon disposition of the shares generally will be treated as compensation taxable to the grantee as ordinary income. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company then will be entitled to a deduction in the amount constituting ordinary income to the grantee. At the time of exercise, the difference between the price paid and the market value of the stock (the "bargain element"), is treated as an "adjustment" in the calculation of "alternative minimum taxable income" and may result in the imposition of the "alternative minimum tax."

    The grantee of a non-qualified stock option will not realize income until the option is exercised. At the time of exercise, the grantee will realize ordinary income, subject to withholding, and the Company will become entitled to a corresponding deduction in the amount by which the market value of the purchased shares at the time of exercise exceeds the exercise price for such shares. If an optionee thereafter sells such shares, the gain or loss, if any, realized upon such disposition will constitute short-term, mid-term or long-term capital gain or loss to the optionee, depending upon the length of time such shares are held after exercise of the options associated with such shares.

    The exercise of stock appreciation rights or the receipt of cash or shares of Common Stock in payment of performance units gives rise to ordinary income in the nature of compensation in the year of exercise or payment, subject to withholding, equal to the fair market value of the shares of Common Stock received on the date of exercise or payment and any cash received.

    Under Code Section 83, no income is realized when an award of restricted stock is made if the stock is subject to forfeiture upon the termination of employment before certain periods of time expire. As these restrictions lapse, ordinary income is realized by the grantee based on the fair market value of the award shares on the date such shares are released from the restrictions. If the market value of the restricted stock increases between the time of the award and the time of vesting, a larger amount will be taken into income at the time of vesting than would have been taken into income at the time of the award. Code
Section 83(b) permits the grantee of the restricted stock to elect within 30 days following the grant to include in income at that time the fair market value of the restricted stock (the "Section 83(b) Election"). No further taxation occurs until the stock is sold, at which time gain or loss is measured by the difference between the amount realized on the sale and the amount included previously in income pursuant to the Section 83(b) Election. Such gain is treated as short-term, mid-term or long-term capital gain, depending upon the holding period of the shares from the date of the grant of the restricted shares.

    A Section 83(b) Election prevents any increase in the fair market value of the restricted stock from the grant date from being taxable as compensation income when the restricted stock award vests. However, if the market value has decreased when the restricted stock vests, there is no provision for reducing the amount already taken into income. Further, if the restricted stock is forfeited after the Section 83(b) Election is made, no deduction is allowed for the forfeited stock. Consequently, while the Section 83(b) Election fixes the ordinary income portion of the restricted stock award, the making of such an election carries with it certain risks in the event the market price of the shares of Common Stock decreases or any part or all of the award is forfeited.

REQUIRED APPROVAL

    The affirmative vote of the holders of a majority of the shares of Common Stock cast at the Company's Annual Meeting is required to approve the Plan as amended and restated. Unless marked to the contrary, proxies received will be voted FOR approval of the Plan as amended and restated.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

                      PERFORMANCE OF THE COMPANY'S COMMON STOCK

    The graph set forth below compares the percentage change in cumulative stockholder return of the Company's Common Stock, from October 4, 1993 (the date the Company commenced its initial public offering of Common Stock), to June 30, 1997 (the Company's fiscal year end), against certain other indexes.

    For the prior three years, the Company has used the cumulative return of the Index for the Nasdaq Stock Market (U.S. Companies only) (the "Nasdaq Index"), and an index prepared by the Center for Research in Security Prices at The University of Chicago Graduate School of Business consisting of stocks of U.S. companies traded on Nasdaq that transact business in primary metal industries (S.I.C. 3300-3399) (the "Nasdaq Metals Industry Index") covering the same time period.

    As a result of the change in trading of the Company's Common Stock from the Nasdaq Stock Market to the New York Stock Exchange in December 1996, the Company has decided to change from the indexes identified above to the cumulative return of the Index for the New York Stock Exchange (U.S. Companies only) (the "NYSE Index") and an index prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business consisting of stocks of U.S. companies traded on the New York Stock Exchange that transact business in primary metals industries (S.I.C. 3300-3399) (the "NYSE Metals Industry Index") covering the same period. In accordance with SEC regulations, both the former and current indexes are presented in the following graph this year.

    The Company undertakes to provide any stockholder upon written request, without charge, a list of the component issues in any of the indexes. The graph is based on $100 invested on October 4, 1993, in the Company's Common Stock and each of the indexes, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


$200
              -----------------------------------------------------------------------------
                                                                               () $197.60
$190                                                                           [] $193.60
              -----------------------------------------------------------------------------

$180
              -----------------------------------------------------------------------------
                                                                                * $178.70
$170
              -----------------------------------------------------------------------------

$160
              -----------------------------------------------------------------------------
                                                                [] $159.20
                                                                               // $155.40
$150                                                             ()$150.90
              -----------------------------------------------------------------------------

$140
              -----------------------------------------------------------------------------
                                                                 * $133.60
$130                                                             //$132.20
              -----------------------------------------------------------------------------
                                                  * $126.20                     - $126.70
                                                 [] $124.00

$120                                             // $120.00      - $120.00
              -----------------------------------------------------------------------------
                                                 () $119.80

$110                               * $111.00
              -----------------------------------------------------------------------------
                                                  - $109.50
                                   - $106.70
$100                - $100.00
                                  // $100.80
              -----------------------------------------------------------------------------
                                   () $97.50
$ 90                               [] $92.90
              -----------------------------------------------------------------------------
                      10/4/93        6/30/94        6/30/95        6/30/96        6/30/97


--------------------------------------------------------------------------------------------

         Atchison Casting           NASDAQ Index             Nasdaq Metals Industry Index
            --- - ---                --- [] ---                        --- // ---

                    NYSE Index               NYSE Metals Industry Index
                    --- () ---                       --- * ---
--------------------------------------------------------------------------------------------


                                 CERTAIN TRANSACTIONS

    Richard J. Sitarz, Vice President-Prospect, is a party to an Employee Incentive Stock Agreement, pursuant to which Mr. Sitarz was awarded 20,000 shares of Prospect's Class B common stock, which vest annually over five years or upon an earlier date if certain events occur. ACC holds an irrevocable proxy in its favor with respect to all such shares that are not vested. This agreement also provides, among other things, that ACC has the right to purchase such shares under certain circumstances, the obligation to purchase such shares under other circumstances, and the right to cause such shares to be sold if ACC sells more than one-half of its capital stock in a single transaction or a series of related transactions. Such shares may be exchanged for the Company's Common Stock after five years from the date of issue based on relative book values of the shares at the time of such exchange.

    As part of the agreement to purchase Kramer International from Jim Stott and another owner, ACC agreed to pay Mr. Stott, Group Vice President, $750,000 if by January 3, 1997 he causes net sales at ACC and any of its subsidiaries (other than Kramer) to increase in the aggregate by $7.5 million in regularly recurring annual sales while he is an employee of Kramer provided that net sales volume at Kramer does not fall below Kramer's fiscal 1994 net sales volume at the same time. This agreement may be extended. In addition, on December 30, 1996, Mr. Stott and another individual sold a manufacturing facility to Kramer for which Mr. Stott received $175,000 of the purchase price.

    The Company has entered into a stock option agreement with Mr. Crowley which provides the Company an option to purchase the 26,895 shares of Common Stock issued to Mr. Crowley in connection with the Company's acquisition of Empire if Mr. Crowley ceases to be employed by the Company before January 31, 2000. The purchase option does not arise, however, if Mr. Crowley's employment is terminated without cause or as a result of Mr. Crowley's disability. The option price is $250,000 if Mr. Crowley's employment ceases before January 31, 1998, and increases annually in $100,000 increments up to $450,000.

    As part of the employment agreement between Mr. Charles T. Carroll (a Vice President of the Company) and The G & C Foundry Company, Mr. Carroll was paid $200,000 in June 1997 in change of control benefits resulting from the acquisition of G & C by the Company.

    For a discussion of certain other transactions, see "Election of Directors -- Compensation Committee Interlocks and Insider Participation," "Compensation Committee Report on Executive Compensation" and "Executive Compensation -- Employment Contracts."

              CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

    The following table sets forth information as of September 15, 1997, concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.


                                         NUMBER OF SHARES      PERCENTAGE OF
    NAME OF INDIVIDUAL OR GROUP         BENEFICIALLY OWNED   COMMON STOCK OWNED
    ---------------------------         ------------------   ------------------

    Wanger Asset Management, Ltd. (1) .        559,900            6.9%
       227 West Monroe Street, Suite 3000
       Chicago, IL  60606
    Hugh H. Aiken (2) . . . . . . . . .        304,119            3.7
    David L. Belluck (3). . . . . . . .         23,150              *
    Ray H. Witt (4) . . . . . . . . . .        197,577            2.4
    John O. Whitney (3)(5). . . . . . .         13,626              *
    Stuart Z. Uram. . . . . . . . . . .              0
    John R. Kujawa (6). . . . . . . . .         31,183              *
    Donald J. Marlborough (7) . . . . .         10,072              *
    James Stott (8) . . . . . . . . . .          8,167              *
    Edward J. Crowley . . . . . . . . .         27,129              *
    All directors and executive officers
      as  a group (12 persons) (9). . .        651,306            8.0

-------------------

  *      Less than 1% of Common Stock outstanding.

 (1) Based on a Schedule 13G Amendment No. 1 dated February 14, 1997, Wanger Asset Management, L.P. ("WAM") is an investment adviser, which shares voting and dispositive powers with Wanger Asset Management Ltd., its general partner, and Mr. Ralph Wanger, the principal stockholder of its general partner. WAM also shares voting and dispositive powers with certain of its clients who do not beneficially own 5% of more of the outstanding shares of Common Stock.
 (2) Includes 40,000 shares subject to exercisable options, 500 shares owned by Mr. Aiken's wife and 500 shares owned by each of Mr. Aiken's three children.
 (3) Includes 10,000 shares subject to exercisable options held by each of Messrs. Belluck and Whitney, which they received pursuant to the Atchison Casting Non-Employee Director Option Plan.
 (4) Mr. Witt is Chairman of the Board of CMI International, Inc., which received 175,583 shares of Common Stock of the Company in connection with the Company's acquisition of the operating assets of CMI-Quaker Alloy, Inc. Includes 10,000 shares subject to an exercisable option received by Mr. Witt in June 1996.
 (5)     Includes 800 shares owned by Mr. Whitney's wife.
 (6)     Includes 6,000 shares subject to exercisable options.
 (7)     Includes 10,000 shares subject to exercisable options.
 (8)     Includes 6,667 shares subject to exercisable options.
 (9)     Includes 111,333 shares subject to exercisable options.


               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended June 30, 1997.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as independent auditors to examine the financial statements of the Company and its subsidiaries for the fiscal year 1998. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

OTHER BUSINESS

    As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                            PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders intended to be presented at the next annual meeting, scheduled for November 20, 1998, must be received by the Company no later than May 29, 1998, in order to be considered for inclusion in the proxy statement relating to that meeting.

                                  ATCHISON CASTING CORPORATION



                                  HUGH H. AIKEN
                                  CHAIRMAN OF THE BOARD AND
                                  CHIEF EXECUTIVE OFFICER
Dated:  September 26, 1997
Atchison, Kansas

                                                                       EXHIBIT A

                                 AMENDED AND RESTATED
                      ATCHISON CASTING 1993 INCENTIVE STOCK PLAN

    1.   PURPOSE.

         The purpose of the Atchison Casting 1993 Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and other employees of Atchison Casting Corporation (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the "Benefit" or "Benefits").

    2.   ADMINISTRATION.

         The Plan will be administered by a committee (the "Committee") of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of persons who qualify as "non-employee directors" (as defined in Rule 16b-3 of the Securities and Exchange Commission) and "outside directors" (as defined in Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code, as amended) as the Board of Directors may from time to time designate.
The Committee shall interpret the Plan, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee pursuant to the Plan may be made without notice of meeting of the Committee by a writing signed by all of the Committee members, or such lesser portion thereof as may be allowed by law.

    3.   PARTICIPANTS.

         Participants in the Plan will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

    4.   TYPES OF BENEFITS.

         Benefits of the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units, all as described below. Any Benefits awarded pursuant to the Plan shall be evidenced by a written agreement containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits. Notwithstanding any other provision herein to the contrary, no more than 20,000 shares of Common Stock may be granted or awarded in the form of any Benefits in any one calender year to any one person.

    5.   SHARES RESERVED UNDER THE PLAN.

         There is hereby reserved for issuance pursuant to the Plan, subject to the adjustments under paragraph 16, 700,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Shares"), which shares may be newly issued or treasury shares.

         If there is a lapse, expiration, termination or cancellation of any Benefit granted without the issuance of Common Shares or payment of cash, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized pursuant to this Plan; provided, however, that in no event may the number of Common Shares issued exceed the total number of shares reserved for issuance pursuant to this Plan.

    6.   INCENTIVE STOCK OPTION PLAN.

         Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. Unless otherwise provided for in a written agreement governing the grant of an Incentive Stock Option, (a) in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries; (b) if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in- interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death;
(c) in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death; and
(d) if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in- interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (pursuant to all option plans of the Company and its subsidiaries) shall not exceed $100,000. An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), may be exercised only after six (6) months from its grant date (unless otherwise permitted pursuant to Rule 16b-3 of the Securities and Exchange Commission).

    7.   NON-QUALIFIED STOCK OPTION PLAN.

         Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than eighty-five percent (85%) of the Fair Market Value of such Common Shares on the date of grant. Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant. Unless otherwise provided for in a written agreement governing the grant of a Non-Qualified Stock Option, (a) in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries; (b) if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death; (c) in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death; and (d) if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option. A Non-qualified Stock Option granted to a participant who is subject to
Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted pursuant to Rule 16b-3 of the Securities and Exchange Commission).

    8.   STOCK APPRECIATION RIGHTS PLAN.

         The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted pursuant hereto. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

         (a) A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

         (b) Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

              (i) The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

              (ii) The number of shares covered by such option or portion thereof which is so surrendered.

         (c) A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted pursuant to Rule 16b-3 of the Securities and Exchange Commission).

         (d) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined pursuant to subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant's election.

         (e) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance pursuant to this Plan shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

    9.    RESTRICTED STOCK AWARDS PLAN.

         Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted pursuant to Rule 16b-3 of the Securities and Exchange Commission).

    10.  PERFORMANCE UNITS PLAN.

         Performance Units will consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may include earnings per share, return on stockholder equity, return on average total capital employed, and/or such other goals as may be established by the Committee in its discretion. In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant. In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines. Deferred awards shall earn interest on the terms and at a rate determined by the Committee. The number of shares reserved for issuance pursuant hereto shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance pursuant to this Plan as is provided in paragraph 5 hereof.

    11.  NONTRANSFERABILITY.

         Each Stock Option and Stock Appreciation Right granted pursuant to this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. A participant's interest in a Performance Unit shall not be transferable until payment or delivery of the award is made.

    12.  OTHER PROVISIONS.

         The award of any Benefit may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for installment purchases of Common Shares granted pursuant to Stock Options, provisions for the payment of the purchase price of shares granted pursuant to Stock Options by delivery of other Common Shares of the Company which have been owned for at least six months and have a then Fair Market Value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange or market requirements, and understandings or conditions as to the participant's employment.

         The Committee may, in its discretion, permit payment of the purchase price of shares granted pursuant to Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-qualified Stock Option, (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award, or (c) the receipt or exercise of any other Benefit, by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

    13. TERM OF PLAN AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF BENEFITS.

         No Benefit shall be granted more than ten (10) years after the date of the approval of this Plan by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or cancelled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable pursuant to this Plan; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding pursuant to this Plan to be exercisable, any or all then outstanding Restricted Stock Awards to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned.

    14.  TAXES.

         The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable pursuant to this Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

    15.  DEFINITIONS.

         FAIR MARKET VALUE. The term "Fair Market Value" of the Company's Common Shares at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

         SUBSIDIARY. The term "subsidiary," for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For Incentive Stock Option Plan purposes, the term "subsidiary" shall be defined as provided in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if:

         (a) any "person" as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this clause (a), the term "beneficial owner" does not include any employee benefit plan maintained by the Company that invests in the Company's voting securities; or

         (b) during any period of two (2) consecutive years (not including any period prior to the date on which the Plan was approved by the Company's Board of Directors) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

         STOCK OPTIONS. The term "Stock Options" shall mean Incentive Stock Options and Non-qualified Stock Options pursuant to the Plan.

         DISABILITY. The term "disability" for all purposes of this Plan shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

         RETIREMENT. The term "retirement" for all purposes of the Plan shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

    16.  ADJUSTMENT PROVISIONS

         If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance pursuant to this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

         Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available pursuant hereto, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         Subject to the six-month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control:

         (a) All Stock Options then outstanding pursuant to this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

         (b) All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the date of the Change in Control, whether or not then otherwise exercisable;

         (c) All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control; and

         (d) All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter.

    17.  AMENDMENT AND TERMINATION OF PLAN.

         The Committee may amend this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. No amendment of this Plan shall result in any Committee member's losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program's losing its status as a protected plan under said Rule 16b-3.

    18.   STOCKHOLDER APPROVAL.

         This Plan was adopted by the Board of Directors of the Company on August 10, 1993. This Plan and any Benefit granted pursuant thereto shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.

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PROXY                                                                      PROXY

                             ATCHISON CASTING CORPORATION
                               400 South Fourth Street
                               Atchison, Kansas  66002

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Kevin T. McDermed, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Atchison Casting Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 21, 1997, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED PREPAID ENVELOPE.

                  (Continued and to be signed on the reverse side)

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

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                             ATCHISON CASTING CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1.  ELECTION OF DIRECTOR --
                                            FOR       WITHHOLD
    NOMINEE:  Hugh H. Aiken                  //          //

                                            FOR       AGAINST        ABSTAIN
 2. TO APPROVE THE AMENDED AND RESTATED      //          //             //
    ATCHISON CASTING 1993 INCENTIVE STOCK
    PLAN

 3. IN HIS DISCRETION, THE PROXY IS         THIS PROXY, WHEN PROPERLY EXECUTED,
    AUTHORIZED TO VOTE UPON SUCH OTHER      WILL BE VOTED IN THE MANNER
    BUSINESS AS MAY PROPERLY COME BEFORE    DIRECTED HEREIN BY THE UNDERSIGNED
    THE MEETING AND ALL MATTERS INCIDENT    STOCKHOLDER.  IF NO DIRECTION IS
    TO THE CONDUCT OF THE MEETING.          MADE, THIS PROXY WILL BE VOTED FOR
                                            PROPOSALS 1 AND 2.



                                                    Dated:________________, 1997

                                            Signature(s)_______________________

                                            ___________________________________
                                            Please sign exactly as name appears
                                            at left.  When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such.  If
                                            a corporation, please sign in full
                                            corporate name by President or
                                            other authorized officer.  If a
                                            partnership, please sign in
                                            partnership name by an authorized
                                            person.



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